EXHIBIT 10.1

FIRST AMENDMENT TO LOAN DOCUMENTS

THIS FIRST AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made and entered into as of the 19th day of May, 2003 among Bank of America, N.A. (“Bank”), Omega Protein Corporation, a Nevada corporation (“Parent”), Omega Protein, Inc., a Virginia corporation (“OPI”; Parent and OPI are sometimes referred to individually as a “Borrower” and collectively as “Borrowers”), Omega Shipyard, Inc., a Delaware corporation (“OSI”), Omega International Distribution Company, formerly known as Omega Net, Inc., a Delaware corporation (“OIDC”), Protein Finance Company, a Delaware corporation (“PFC”), Protein Operating Company, a Delaware corporation (“POC”), Protein Securities Company, a Delaware corporation (“PSC”), and Protein (U.S.A.) Company, a Delaware corporation (“Protein USA”; OSI, OIDC, PFC, POC, PSC and Protein USA are referred to individually as a “Guarantor” and collectively as “Guarantors”; Borrowers and Guarantors are sometimes referred to herein individually as an “Obligor” and collectively as “Obligors”).

W I T N E S S E T H:

WHEREAS, Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of December 20, 2000 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, Guarantors have entered into that certain Unconditional Guaranty in favor of Bank dated as of December 20, 2000 (as amended, restated, modified or supplemented from time to time, the “Guaranty”), pursuant to which Guarantors guaranteed to Bank the payment of all obligations of Borrowers to Bank however arising, including, without limitation, amounts due under the Loan Agreement; and

WHEREAS, Guarantors have entered into that certain Security Agreement in favor of Bank dated as of December 20, 2000 (as amended, restated, modified or supplemented from time to time, the “Security Agreement”), pursuant to which Guarantors granted to Bank a security interest in all assets of each Guarantor in order to secure Guarantors’ obligations under the Guaranty and Borrowers’ obligations under the Loan Agreement; and

WHEREAS, Obligors and Bank have agreed to amend the Loan Agreement, the Guaranty and the Security Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2. The Loan Agreement is amended by deleting the reference to “$10,000,000” in Section 2(a)(ii)(1) and inserting “$12,000,000” in lieu thereof.

3. The Loan Agreement is amended by deleting the proviso following Section 2(a)(ii) and inserting the following in lieu thereof:

provided, that the amount available to be borrowed by Borrowers will be reduced by such reserves as Bank deems appropriate in its sole discretion (which may include, without limitation, a reserve for a potential decrease in the market value of Borrowers’ Inventory), and that if any Letters of Credit or acceptances have been issued or created by Bank or any Affiliate of Bank for a Borrower’s account and remain outstanding, the amount available to be borrowed as a Revolving Loan by Borrowers will be further reduced by the Letter of Credit Exposure (as such terms is defined in Section 2(d)). The amount borrowed under the Revolving Loan that is repaid may be reborrowed upon the terms and conditions of this Agreement.

4. The Loan Agreement is amended by inserting the following new Sections 2(f), 2(g), 2(h), 2(i), 2(j) and 2(k):

(f) Borrowers as a Mutual Enterprise. Borrowers acknowledge and agree that: (i) Borrowers have requested that Bank extend financial accommodations to Borrowers based on the combined borrowing bases of Borrowers; (ii) Borrowers’ businesses are a mutual and collective enterprise, and Borrowers believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of Borrowers and facilitate the administration of their loan relationship with Bank, all to the mutual advantage of Borrowers; (iii) each Borrower will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the other Borrower as provided in this Agreement, all by virtue of Borrowers’ various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers; and (iv) Bank’s willingness to extend financial accommodations to Borrowers and to administer Borrowers’ collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers at each Borrower’s request and in furtherance of Borrowers’ mutual and collective enterprise.

(g) Joint and Several Liability. All Revolving Loans made to Borrowers and all of the other Secured Obligations of Borrowers, including all interest, fees and expenses with respect thereto and all indemnity and reimbursement obligations hereunder, shall constitute one joint and several direct and general obligation of both Borrowers. Notwithstanding anything to the contrary contained herein, each Borrower shall be jointly and severally, with the other Borrower, directly and unconditionally, liable for all Secured Obligations, it being understood that the advances to each Borrower inure to the benefit of both Borrowers, and that Bank is relying on the joint and several liability of Borrowers as co-makers in extending the Revolving Loans hereunder and issuing

Letters of Credit. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Secured Obligation, it will forthwith pay the same, without notice or demand, unless such payment is then prohibited by applicable law.

(h) No Reduction in Obligations. No payment or payments made by any Borrower, any Guarantor or any other Person or received or collected by Bank from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement, and each Borrower shall remain liable for all remaining and thereafter arising Secured Obligations until the Secured Obligations are paid in full and this Agreement is terminated.

(i) Obligations Absolute. Each Borrower agrees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Bank with respect thereto, unless such payment is then prohibited by applicable law (provided such Secured Obligation shall not be extinguished by any such prohibition.) All Secured Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of: (i) any lack of validity of enforceability of any Loan Document or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Secured Obligations resulting from the extension of additional credit to any Borrower or otherwise; (iii) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty by any Guarantor or any other Person for all or any of the Secured Obligations; (iv) any change, restructuring or termination of the corporate or other organizational structure or existence of any Borrower or Guarantor; or (v) any other circumstance which otherwise constitute a defense available to, or a discharge of, any Borrower. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

(j) Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of Borrowers provided for in this Agreement shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the other Borrower may hereafter agree (other than an agreement signed by Bank specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by Bank with respect to any of the Secured Obligations, nor by any other agreements or arrangements whatever with the other Borrower, any Guarantor or with any other Person, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Secured Obligations, and may be enforced without requiring Bank first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Secured Obligations, this Agreement or any other Loan Documents and any requirement that Bank protect, secure, perfect or insure any lien or security interest or any property subject thereto or exhaust any right or take any action against any Borrower, any Guarantor or any other Person or any collateral, including any rights any Borrower may otherwise have under O.C.G.A. § 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Borrower is organized or in which any Borrower conducts business.

(k) Contribution and Indemnification among Borrowers. Each Borrower is obligated to repay the Secured Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Secured Obligations constituting Revolving Loans made to the other Borrower hereunder or other Secured Obligations incurred directly and primarily by the other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, the other Borrower in an amount equal to such other Borrower’s “Allocable Amount” (as defined below). As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of Section 101(31) of Title 11 of the United States Code (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), or Section 18-2-72 of the Official Code of Georgia Annotated, (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, Section 4 of the UFCA, or Section 18-2-74 of the Official Code of Georgia Annotated, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, Section 5 of the UFCA, or Section 18-2-74 of the Official Code of Georgia Annotated. All rights and claims of contribution, indemnification and reimbursement under this paragraph shall be subordinate in right of payment to the prior payment in full of the Secured Obligations.

5. The Loan Agreement is amended by deleting the last sentence of Section 3 and inserting the following in lieu thereof:

To the extent that any Secured Obligation (whether for principal, interest, fees, costs, expenses, Letter of Credit reimbursement obligations, indemnification obligations or otherwise) is not paid on the date such Secured Obligation is due as specified herein, Bank may at its option (but with no obligation to do so), add the amount of such Secured Obligation to the unpaid principal amount of the Revolving Loans, in which event such Secured Obligation will be deemed paid and the amount thereof shall be treated as a Contract Rate Loan.

6. The Loan Agreement is amended by inserting the following sentence at the end of Section 4(a)(iv):

From and after the first date on which the average outstanding principal amount of the Revolving Loans exceeds $1,000,000 for any period of ten consecutive Business Days, whenever any check of any Borrower is presented to Bank for payment against any account of any Borrower maintained with Bank in an amount greater than the then available balance in such account, such presentation shall be deemed to be a request for a Contract Rate Loan on the date of such presentation in an amount equal to the excess of such check over such available balance, and such request shall be irrevocable.

7. The Loan Agreement is amended by deleting the first sentence of Section 4(b) and substituting the following in lieu thereof:

At any time when any Default exists, the unpaid principal amount of each Secured Obligation shall, at the option of Bank, bear interest, beginning, at the option of Bank, on or after the date on which such Default shall have first occurred and continuing thereafter until the Secured Obligations are repaid in full (or, if earlier, until such Default is waived in writing by Bank), at a rate per annum equal to the lesser of (A) the Maximum Rate, or (B) the Default Margin plus the rate otherwise in effect under Section 4(a)(i) or 4(a)(ii), and such interest shall be payable on demand.

8. The Loan Agreement is amended by deleting the third, fourth and fifth paragraphs from Section 4(d) and substituting the following in lieu thereof:

The interest rates provided for in Section 4(a) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

“Maximum Rate” means the maximum nonusurious interest rate, if any, that, at any time, or from time to time, may be contracted for, taken, reserved,

charged, or received on the Secured Obligations under the laws which are presently in effect of the United States and the State of Georgia applicable to Bank and such Secured Obligations or, to the extent permitted by law, under such applicable laws of the United States and the State of Georgia which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

9. The Loan Agreement is amended by inserting the following new sentences at the end of Section 5(a):

Borrowers hereby represent and warrant to Bank that (w) Parent’s exact legal name is “Omega Protein Corporation”, and such name has not changed since April 1, 1998, (x) Parent is a corporation organized under the laws of the State of Nevada with a state organizational identification number of C-1377-98, (y) OPI’s exact legal name is “Omega Protein, Inc.”, and such name has not changed since April 1, 1998, and (z) OPI is a corporation organized under the laws of the State of Virginia with a state organizational identification number of 98-03-09-0513. Borrowers represent and warrant that Parts II and III of Exhibit D set forth the name and address of any third party with possession of any Inventory or Equipment, together with the location of any such Inventory or Equipment. Borrowers further represent and warrant that, since April 1, 1998, neither Borrower has been a party to any merger with or into any other Person, nor has any Borrower acquired substantially all of the assets of any other Person.

10. The Loan Agreement is amended by deleting Sections 6(a), 6(b) and 6(c) and substituting the following in lieu thereof:

(a) Leverage Ratio. Permit the Leverage Ratio to exceed 3.0 to 1 at any time. Notwithstanding the foregoing, Borrowers shall only be required to comply with the Leverage Ratio covenant set forth in this Section 6(a) from and after the last day of any month in which an Availability Trigger occurs.

(b) Net Capital Expenditures. Make Net Capital Expenditures during any fiscal year which, in the aggregate, for both Borrowers, exceed $9,000,000; provided, however, that capital expenditures incurred with respect to the construction of a fish oil refinery in Reedville, Virginia, to the extent such capital expenditures are not financed by Bank or any other Person and do not exceed $16,000,000 in the aggregate, shall be excluded from such limitation.

(c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than 1.0 to 1 as of the end of any month, measured for the twelve month period then ended. Notwithstanding the foregoing, Borrowers shall only be required to comply with the Fixed Charge Coverage Ratio set forth in this Section 6(c) from and after the last day of any month in which an Availability Trigger occurs.

11. The Loan Agreement is amended by deleting Section 6(d).

12. The Loan Agreement is amended by inserting the following new sentence at the end of Section 8(a):

No Borrower shall change its legal name or state of incorporation without the prior written consent of Bank.

13. The Loan Agreement is amended by deleting Section 9(a)(4) and inserting the following in lieu thereof:

(4) Compliance Certificate. Within thirty (30) days of the end of each month, Parent will deliver to Bank a certificate of Parent’s President or chief financial officer, in the form of Exhibit E hereto, (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default exists or, if such is not the case, specifying such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default, and (b) setting forth the calculations necessary to establish (i) whether or not the Borrowers were in compliance with the covenants contained in Section 6 as of the date of such statements, and (ii) the appropriate Applicable Margin.

14. The Loan Agreement is amended by inserting the following new sentence at the end of Section 9(b):

Without limiting the generality of the preceding sentence, following an Availability Trigger, Borrowers will deliver to Bank a borrowing base certificate, in form acceptable to Bank, no less frequently than the second Business Day of each week, prepared as of the close of business on the last Business Day of the immediately preceding week.

15. The Loan Agreement is amended by inserting the following new sentence at the end of Section 9(c):

Each Borrower will also deliver to Bank, promptly following any request by Bank with respect thereto, copies of (i) invoices in connection with any Borrower’s Receivables, (ii) customer statements, (iii) credit memos, (iv) remittance advices and reports, (v) deposit slips, (vi) shipping and delivery documents in connection with any Borrower’s Receivables and for Inventory and Equipment acquired by any Borrower, and (vii) purchase orders and invoices with respect to any Borrower’s purchase of Inventory and Equipment.

16. The Loan Agreement is amended by deleting the reference to “$750.00 per diem” in Section 10(c) and substituting $800.00 per diem” in lieu thereof.

17. The Loan Agreement is amended by deleting Section 13(a)(i) and substituting the following in lieu thereof:

(i) (A) non-payment when due of any amount payable, whether principal or interest, on any of the Secured Obligations, (B) any Borrower’s failure to perform, or the breach by any Borrower of, any covenant or agreement of any Borrower contained in Section 6, 7(a), 7(b), 7(d), 7(e), 7(f), 7(g), 8(a), 8(b), 8(c)8(e), 8(f) or 9(b), or (C) any Borrower’s failure to perform, or the breach by any Borrower of, any covenant or agreement of any Borrower contained herein (other than those set forth in clause (B) above), in any Loan Document or in any other agreement out of which any of the Secured Obligations arose and which breach of such covenant or agreement remains uncured for five Business Days after the earlier of (1) the date on which either Borrower, in the exercise of reasonable diligence, should have known of such breach, or (2) the receipt of written notice of such breach from Bank to Borrowers;

18. The Loan Agreement is amended by inserting the following new Section 13(f):

(f) Additional Louisiana Remedies. Certain of the Collateral described in this Agreement is located in the State of Louisiana or may be subject to the laws of the State of Louisiana (provided, however, the parties by this Section in no way intend to derogate from the choice of law contained in Section 17(b) below). With respect to such Collateral, the following subsections (i) through (vii) shall apply.

(i) Confession of Judgment; Executory and Other Process. Each Borrower confesses judgment in favor of Bank for the full amount of the Secured Obligations. Each Borrower agrees that, upon the occurrence and during the continuance of a Default, Bank may, without making further demand and without further notice or putting in default (which are hereby expressly waived), cause the Collateral, or any portion of it, to be seized and sold with or without appraisal (at Bank’s option) by executory process issued by any competent court or enforce this Agreement in any other manner provided by law. Bank may exercise the rights and remedies set forth in this paragraph in addition to (and whether or not) it also exercises its rights under any other provision of this Agreement or any other agreements between and among Borrowers (or any of them) and Bank with respect to the Secured Obligations. If any proceedings (by executory process or otherwise) are commenced, all declarations of fact made by authentic act by a person declaring that he or she has personal knowledge of the facts shall constitute authentic evidence of the facts for all purposes.

(ii) No Court Hearing. Each Borrower recognizes that Bank shall have the right to cause the Collateral to be seized and sold by executory process without any prior court hearing at which such

Borrower could appear and make objection. Each Borrower specifically waives any right that it may have to a court hearing prior to the seizure and sale of the Collateral.

(iii) Waivers. Each Borrower expressly waives: (A) the benefit of appraisement, as provided in articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws conferring the same; (B) the demand and three days’ delay provided by articles 2331, 2639, 2721 and 2722 of the Louisiana Code of Civil Procedure and all other laws conferring the same; and (C) the notice of seizure as provided in articles 2293 and 2721 of the Louisiana Code of Civil Procedure. Each Borrower expressly agrees to the immediate seizure of the Collateral in the event of suit to enforce this Agreement. Bank shall not be obligated to take advantage of the waiver of appraisal or any other waiver set forth herein but may at its option cause the Collateral to be appraised upon foreclosure in accordance with law and observe the statutory provisions referred to in this paragraph.

(iv) Keeper. Each Borrower and Bank designate Bank or any agent or nominee of Bank as keeper of the Collateral and also authorize Bank to name another keeper of the Collateral or any portion thereof at the time of seizure in any action for the recognition or enforcement of this Agreement, but Bank shall not be required to seek the appointment of a keeper. This Agreement is made pursuant to La. R.S. 9:§5136 et seq., the provisions of which shall govern the powers and duties of the keeper. The keeper shall be paid as compensation for its services an amount equal to $500 per day. All sums paid by Bank as keeper’s fees and related costs and expenses, with interest thereon at the default rate specified above in Section 4(b), shall be Secured Obligations secured by this Agreement.

(v) Search. If it becomes necessary for Bank to search for all or any of the Collateral at the time of foreclosure, Bank may do so and Borrowers shall reimburse Bank on demand for the expenses incurred by Bank in doing so with interest at the default rate specified above in Section 4(b), and this amount shall constitute Secured Obligations secured by this Agreement.

(vi) Waiver of Exemptions. Each Borrower waives in favor of Bank all homestead exemptions and other exemptions from seizure to which it may be entitled.

(vii) Power of Attorney. The grant of authority contained in this Section 13(f) is intended by each Borrower to be an irrevocable power of attorney, coupled with an interest, as permitted by Louisiana law, including, but not limited to, the provisions of La. R.S. 9:§5388.

19. The Loan Agreement is amended by deleting Section 15(a) and substituting the following in lieu thereof:

(a) Maturity. This Agreement will continue in full force and effect from its date until December 20, 2006 (the “Maturity Date”); provided, however, the Maturity Date shall be automatically extended for not more than three successive one-year periods unless either Bank or Borrowers provide to the other written notice of termination not less than 60 days prior to the then-effective Maturity Date.

20. The Loan Agreement is amended by deleting the notice address for Bank set forth in Section 17(a) and substituting the following in lieu thereof:

If to Bank:          Bank of America, N.A.

                            600 Peachtree Street, N.E., 5th Floor Atlanta,

                            GA 30308

                            Attention: Business Credit Account Executive

                            Telecopy No.: 404-607-6437

            with copies to:

                            Troutman Sanders LLP

                            600 Peachtree Street, 52nd Floor

                            Atlanta, GA 30308-2216

                            Attention: Michael Leveille

                            Telecopy No.: 404-885-3995

21. The Loan Agreement is amended by deleting Section 17(b) and substituting the following in lieu thereof:

(b) Governing Law. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF GEORGIA MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN SUCH ARTICLE 9) OF THE STATE OF GEORGIA; PROVIDED THAT BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

22. The Loan Agreement is amended by deleting Section 17(b) and substituting the following in lieu thereof:

(g) Submission to Jurisdiction, Service, Etc. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY LOAN

DOCUMENT OR ANY SECURED OBLIGATIONS MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN THE NORTHERN DISTRICT OF GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER AND BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER AND BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY SECURED OBLIGATION. NOTWITHSTANDING THE FOREGOING: (1) BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN SECTION 17(a), AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF BANK TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

23. The Loan Agreement is amended by inserting a new Section 17(p) as follows:

(p) Writ of Possession. EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH IT HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING BANK, OR ITS SUCCESSORS AND ASSIGNS, TO POSSESSION OF THE COLLATERAL UPON A DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH BANK MAY HAVE, EACH BORROWER CONSENTS THAT IF BANK FILES A PETITION FOR AN IMMEDIATE

WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW.

24. The Loan Agreement is amended by deleting the definitions of “Applicable Margin”, “Business Day”, “Contract Rate”, “LIBOR Margin” and “LIBOR Rate” set forth in Section 18 and substituting the following in lieu thereof:

“Applicable Margin” means

(a) with respect to Contract Rate Loans and all other Secured Obligations (other than LIBOR Loans), 0.00%; and

(b) with respect to LIBOR Loans, 2.25%.

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers’ financial performance, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of Borrowers’ monthly financial statements to Bank for the quarter ending June 30, 2003. Adjustments in the Applicable Margins shall be determined by reference to the following grid:

If Fixed Charge Coverage Ratio for the twelve-month period most recently ended is:	Applicable Margin for Contract Rate Loans:	Applicable Margin for LIBOR Loans
Less than or equal to 1.5 to 1	0.25%	2.75%
Greater than 1.5 to 1 but less than or equal to 2.5 to 1	0.00%	2.50%
Greater than 2.5 to 1	0.00%	2.25%

All adjustments in the Applicable Margins after June 30, 2003 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to Bank of Borrowers’ quarterly financial statements evidencing the need for an adjustment.

Concurrently with the delivery of those financial statements, Borrowers shall deliver to Bank a certificate, signed by an officer of Parent, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such financial statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those financial statements demonstrating that such an increase is not required. If a Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default is waived or cured.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in United States dollars is carried on by and between banks in the London interbank market.

“Contract Rate” means, on any day, a floating annual rate of interest, calculated on the basis of actual days elapsed but computed as if each year consists of 360 days, equal to the sum of the Prime Rate then in effect plus the Applicable Margin then applicable to Contract Rate Loans. Any change in the Prime Rate (and corresponding changes in the Contract Rate) shall take effect for purposes of this Agreement on the day specified in the public announcement of such change.

“LIBOR Margin” means the Applicable Margin then in effect for LIBOR Loans.

“LIBOR Rate” shall have the meaning set forth in Section 4(a)(ii) hereof.

25. The Loan Agreement is amended by inserting the following new definitions of “Availability”, “Availability Trigger”, “Debt”, “Fixed Charge Coverage Ratio”, “Guarantor”, “Guaranty”, “Leverage Ratio”, “Loan Document” and “Security Agreement” in appropriate alphabetical order Section 18:

“Availability” means the amount, as of the date of determination, by which (a) the lesser of (i) $20,000,000 (less any reserve established by Bank with respect to Letter of Credit Exposure and any other reserve), and (ii) the Borrowing Base (less any reserve established by Bank with respect to Letter of Credit Exposure and any other reserve), exceeds (b) the outstanding principal balance of the Revolving Loans.

“Availability Trigger” means any event or circumstance in which (a) Availability is less than $3,000,000 on any date, or (b) Availability averages less than $6,000,000 for any calendar month.

“Debt” means, as of any date of determination, all liabilities, obligations, and indebtedness of each Borrower and its consolidated subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables and the endorsement of checks and other similar instruments in the ordinary course of business, but including (a) all Secured Obligations, (b) all obligations and liabilities of any Person secured by any lien on or security interest in any Borrower’s or any such subsidiary’s property, even though such Borrower or any such subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included only to the extent of the book value of such property as would be shown on a balance sheet of Borrowers and their consolidated subsidiaries prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any capital lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower or any subsidiary of any Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included only to the extent of the book value of such property as would be shown on a balance sheet of Borrowers and their consolidated subsidiaries prepared in accordance with GAAP; (d) all obligations and liabilities under guaranties; and (e) the present value (discounted at the Prime Rate) of lease payments due under synthetic leases.

“Fixed Charge Coverage Ratio” means (a) (i) EBITDA for the twelve month period then ended, plus (ii) capital expenditures incurred during the twelve month period then ended with respect to the construction of a fish oil refinery in Reedville, Virginia, to the extent such capital expenditures are not financed by Bank or any other Person and do not exceed $16,000,000 in the aggregate, divided by (b) the sum of (without duplication) (i) interest expense, (ii) Net Capital Expenditures, (iii) scheduled principal payments of Debt, and (iv) federal, state, local and foreign income taxes (excluding deferred taxes), in each case for Borrowers and their subsidiaries on a consolidated basis for the twelve month period then ended.

“Guarantor” means each of Omega Shipyard, Inc., Omega International Distribution Company (formerly Omega Nets, Inc.), Protein Finance Company, Protein Operating Company, Protein Securities Company and Protein (U.S.A.) Company.

“Guaranty” means that certain Unconditional Guaranty dated December 20, 2000, by Guarantors in favor of Bank, as amended, modified or restated from time to time.

“Leverage Ratio” means, as of any date of determination, (a) all Debt as of such date of determination, divided by (b) (i) EBITDA for the twelve month period most recently ended, plus (ii) capital expenditures incurred during the twelve month period most recently ended with respect to the construction of a fish oil refinery in Reedville, Virginia, to the extent such capital expenditures are not financed by Bank or any other Person and do not exceed $16,000,000 in the aggregate.

“Loan Document” means each of this Agreement, the Revolving Credit Note, the Guaranty, the Security Agreement and each other agreement, document, instrument, and certificate executed and/or delivered in connection with this Agreement, the Revolving Loans and the transactions contemplated hereby, in each case as amended, modified and/or restated from time to time.

“Security Agreement” means that certain Security Agreement dated as of December 20, 2000, by Guarantors in favor of Bank, as amended, modified or stated from time to time, pursuant to which Guarantors secure their obligations under the Guaranty and Borrowers’ Secured Obligations hereunder.

26. The Loan Agreement is amended by inserting a new Section 19 as follows:

19. Tax Matters.

(a) Neither Borrower intends to treat the Revolving Loans and/or Letters of Credit as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event that either Borrower determines to take any action inconsistent with such intention, such Borrower will promptly notify Bank thereof. If either Borrower so notifies Bank, Borrowers acknowledge that Bank may treat the Revolving Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Bank will maintain the lists and other records required by such Treasury Regulation.

(b) Promptly after either Borrower has notified Bank of any intention by either Borrower to treat the Revolving Loans and/or Letters of Credit as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), Borrowers shall deliver to Bank a duly completed copy of IRS Form 8886 or any successor form.

(c) Notwithstanding anything herein or in any other Loan Document to the contrary, Bank may disclose, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Bank relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Revolving Loans, Letters of Credit and transactions contemplated hereby.

27. All references in the Loan Agreement to (a) “Dallas, Texas time” are hereby deleted and replaced with a reference to “Atlanta, Georgia time”, and (b) the “Uniform Commercial Code as in effect in the State of Texas” are hereby deleted and replaced with a reference to “the Uniform Commercial Code as in effect in the State of Georgia”.

28. The Guaranty is amended by deleting the reference to “the Notes” set forth in Section 1(ii) thereof and substituting “the Revolving Credit Note” in lieu thereof.

29. The Guaranty is amended by inserting the following sentence at the end of Section 3 thereof:

Each Guarantor waives the provisions of §10-7-24 of the Official Code of Georgia Annotated or any successor statute or any analogous statute in any jurisdiction under the laws of which any Guarantor is organized or in which any Guarantor conducts business.

30. The Guaranty is amended by deleting Section 11 and inserting the following in lieu thereof:

11. All notices shall be given in the manner set forth in Section 17(a) of the Loan Agreement and sent, if to Lender, at the address and/or facsimile number for Lender set forth in the Loan Agreement and, if to a Guarantor, to the address and/or facsimile number for such Guarantor set forth below, or to such other address and/or facsimile number as any Guarantor may hereafter request in writing to Lender:

                            c/o Omega Protein Corporation

                            1717 St. James Place, Suite 550

                            Houtston, Texas 77056

                            Attention: Robert Stockton

                            Facsimile No.: (713) 623-0060

31. The Guaranty is amended by deleting the second and third sentences from Section 13 and inserting the following in lieu thereof:

THIS GUARANTY SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF GEORGIA; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

32. The Guaranty is amended by inserting the following new Section 14:

14. (a) Joint and Several Liability. All Guaranteed Debt shall constitute one joint and several direct and general obligation of all Guarantors. Notwithstanding anything to the contrary contained herein, each Guarantor shall be jointly and severally, with each other Guarantor, directly and unconditionally, liable for all Guaranteed Debt, it being understood that the advances to each Borrower inure to the benefit of all Guarantors, and that Lender is relying on the joint and several liability of Guarantors as co-obligors in extending loans and issuing letters of credit to Borrowers under the Loan Agreement. Each Guarantor hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any portion of any Guaranteed Debt, it will forthwith pay the same, without notice or demand, unless such payment is then prohibited by applicable law.

(b) No Reduction in Obligations. No payment or payments made by any Borrower or any Guarantor or received or collected by Lender from any Borrower, any Guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Debt shall be deemed to modify, reduce, release or otherwise affect the liability of each Guarantor under this Guaranty, and each Guarantor shall remain liable for all remaining and thereafter arising Guaranteed Debt until the Guaranteed Debt is paid in full and the Loan Agreement is terminated.

(c) Contribution and Indemnification among Guarantors. To the extent that any Guarantor shall repay any of the Guaranteed Debt (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each other Guarantor in an amount, for each of such other Guarantors, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of all Guarantors. As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder without (i) rendering such Guarantor “insolvent” within the meaning of Title 11 of the United States Code (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), or Section 18-2-72 of the Official Code of Georgia

Annotated, (ii) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, Section 4 of the UFCA, or Section 18-2-74 of the Official Code of Georgia Annotated, or (iii) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, Section 5 of the UFCA, or Section 18-2-74 of the Official Code of Georgia Annotated. All rights and claims of contribution, indemnification and reimbursement under this paragraph shall be subordinate in right of payment to the prior payment in full of the Guaranteed Debt.

33. The Security Agreement is amended by deleting the definitions of “Code” and “Guaranty” set forth in Section 1 and inserting the following in lieu thereof:

“Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Georgia and of any other state to the extent the laws of the State of Georgia require application of the same.

“Guaranty” means that certain Unlimited Guaranty dated December 20, 2000, by each Pledgor for the benefit of Bank with respect to the Secured Obligations, as such Unlimited Guaranty may be amended, restated or otherwise modified from time to time.

34. The Security Agreement is amended by inserting the following definitions of “Default” and “Guaranteed Debt” in Section 1:

“Default” shall mean (a) any “Default”, as such term is defined in the Loan Agreement; (b) the breach of any representation, warranty, covenant or agreement of any Pledgor under this Agreement; or (c) the breach of any representation, warranty, covenant or agreement of any Pledgor under the Guaranty.

“Guaranteed Debt” shall have the meaning ascribed to such term in the Guaranty.

35. The Security Agreement is amended by deleting Section 6 and inserting the following in lieu thereof:

6. Remedies. (a) Upon the occurrence and during the continuance of any Default, Bank shall have all of the rights and remedies provided for in this Agreement, the Loan Agreement and the Guaranty, the rights and remedies granted a secured party under the Code, and any and all of the rights and remedies at law and in equity, all of which shall be deemed cumulative. Without limiting the generality of the foregoing, Bank shall have the right to hold or set off any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness and other property at any time owing by or in the possession of, Bank or any of Bank’s Affiliates to or for the credit or the account of any Pledgor against any of the Secured Obligations or any Guaranteed Debt, now or hereafter existing.

(b) Additional Louisiana Remedies. Certain of the Collateral described in this Agreement is located in the State of Louisiana or may be subject to the laws of the State of Louisiana (provided, however, the parties by this Section in no way intend to derogate from the choice of law contained in Section 10 below). With respect to such Collateral, the following subsections (i) through (vii) shall apply.

(i) Confession of Judgment; Executory and Other Process. Each Pledgor confesses judgment in favor of Bank for the full amount of the Guaranteed Debt. Each Pledgor agrees that, upon the occurrence and during the continuance of a Default, Bank may, without making further demand and without further notice or putting in default (which are hereby expressly waived), cause the Collateral, or any portion of it, to be seized and sold with or without appraisal (at Bank’s option) by executory process issued by any competent court or enforce this Agreement in any other manner provided by law. Bank may exercise the rights and remedies set forth in this paragraph in addition to (and whether or not) it also exercises its rights under any other provision of this Agreement or any other agreements between and among Pledgors (or any of them) and Bank with respect to the Guaranteed Debt. If any proceedings (by executory process or otherwise) are commenced, all declarations of fact made by authentic act by a person declaring that he or she has personal knowledge of the facts shall constitute authentic evidence of the facts for all purposes.

(ii) No Court Hearing. Each Pledgor recognizes that Bank shall have the right to cause the Collateral to be seized and sold by executory process without any prior court hearing at which such Pledgor could appear and make objection. Each Pledgor specifically waives any right that it may have to a court hearing prior to the seizure and sale of the Collateral.

(iii) Waivers. Each Pledgor expressly waives: (A) the benefit of appraisement, as provided in articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws conferring the same; (B) the demand and three days’ delay provided by articles 2331, 2639, 2721 and 2722 of the Louisiana Code of Civil Procedure and all other laws conferring the same; and (C) the notice of seizure as provided in articles 2293 and 2721 of the Louisiana Code of Civil Procedure. Each Pledgor expressly agrees to the immediate seizure of the Collateral in the event of suit to enforce this Agreement. Bank shall not be obligated to take advantage of the waiver of appraisal or any other waiver set forth herein but may at its option cause the Collateral to be appraised upon foreclosure in accordance with law and observe the statutory provisions referred to in this paragraph.

(iv) Keeper. Each Pledgor and Bank designate Bank or any agent or nominee of Bank as keeper of the Collateral and also authorize Bank to name another keeper of the Collateral or any portion thereof at the time of seizure in any action for the recognition or enforcement of this Agreement, but Bank shall not be required to seek the appointment of a keeper. This Agreement is made pursuant to La. R.S. 9:§5136 et seq., the provisions of which shall govern the powers and duties of the keeper. The keeper shall be paid as compensation for its services an amount equal to $500 per day. All sums paid by Bank as keeper’s fees and related costs and expenses, with interest thereon at the default rate specified in Section 4(b) of the Loan Agreement, shall be Guaranteed Debt secured by this Agreement.

(v) Search. If it becomes necessary for Bank to search for all or any of the Collateral at the time of foreclosure, Bank may do so and Pledgors shall reimburse Bank on demand for the expenses incurred by Bank in doing so with interest at the default rate specified in Section 4(b) of the Loan Agreement, and this amount shall constitute Guaranteed Debt secured by this Agreement.

(vi) Waiver of Exemptions. Each Pledgor waives in favor of Bank all homestead exemptions and other exemptions from seizure to which it may be entitled.

(vii) Power of Attorney. The grant of authority contained in this Section 6(b) is intended by each Pledgor to be an irrevocable power of attorney, coupled with an interest, as permitted by Louisiana law, including, but not limited to, the provisions of La. R.S. 9:§5388.

36. The Security Agreement is amended by deleting Section 10 and inserting the following in lieu thereof:

10. Governing Law; Venue. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE GUARANTY OR ANY RELATED DOCUMENT OR ANY GUARANTEED DEBT (AS DEFINED IN THE GUARANTY) MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN THE NORTHERN DISTRICT OF GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR AND BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PLEDGOR AND BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE

OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, THE GUARANTY, ANY RELATED DOCUMENT OR ANY GUARANTEED DEBT. NOTWITHSTANDING THE FOREGOING: (1) BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON ANY COLLATERAL OR OTHER SECURITY FOR THE GUARANTEED DEBT AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS. EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH PLEDGOR AT THE ADDRESS SET FORTH IN SECTION 11 OF THE GUARANTY, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF BANK TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF GEORGIA; PROVIDED THAT BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

37. The Security Agreement is amended by inserting the following new Section 11:

11. Notices. Any notice which any party hereto elects or is required to give hereunder shall be given in the manner provided for in the Guaranty.

38. The Security Agreement is amended by inserting the following new Section 12:

12. Additional Representations, Warranties and Covenants. Each Pledgor hereby warrants, represents and covenants that: (a) the fair value of each Pledgor’s total assets exceeds the book value of its total liabilities; (b) each Pledgor is generally able to pay its debts as they become due and payable; and (c) no Pledgor has unreasonably small capital to carry on its business as it is currently conducted or proposed to be conducted absent extraordinary and unforeseen circumstances. Each Pledgor further warrants and represents that Schedule 1 hereto correctly and completely sets forth each Pledgor’s (i) chief executive office, as well as any other chief executive office location of any Pledgor since January 1, 1998, (ii) exact legal name, state of organization and state organization number, in each case both currently and since January 1, 1998, (iii) all Collateral locations, both currently and since January 1, 1998, (iv) the name and address of any bailee with possession or control of any Collateral, and (v) a brief description of any merger or acquisition consummated by any Pledgor since January 1, 1998. Each Pledgor covenants and agrees that (y) it shall not permit any Collateral to be located at any location other than those listed on Schedule 1, and (z) it shall maintain insurance coverage on the Collateral in amounts and with such companies as shall be reasonably acceptable to Bank, and cause Bank to be named as a loss payee with respect thereto pursuant to documentation reasonably acceptable to Bank.

39. The Security Agreement is amended by inserting a new Section 13 as follows:

(13) Writ of Possession. EACH PLEDGOR HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH IT HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING BANK, OR ITS SUCCESSORS AND ASSIGNS, TO POSSESSION OF THE COLLATERAL UPON A DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH BANK MAY HAVE, EACH PLEDGOR CONSENTS THAT IF BANK FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW.

40. The Security Agreement is amended by adding Schedule 1 thereto in the form attached hereto.

41. (a) The Obligors and Bank intend for Bank to have a security interest in all personal property of each Obligor as security for the Secured Obligations and the Guaranteed Obligations (as such term is defined in the Guaranty), as applicable. Accordingly, without limiting the scope or effectiveness of any of Bank’s liens on or security interests in any property of any Obligor pursuant to the Loan Agreement, the Security Agreement, the Guaranty or any

other Loan Document, each Obligor hereby grants to Bank a security interest in all of the following assets of such Obligor, in each case whether now owned or existing or hereafter acquired or arising, as security for all of the Secured Obligations and all of the Guaranteed Obligations:

(i) all accounts, including all health-care-insurance receivables (as such terms are defined in Article 9 of the Uniform Commercial Code as in effect in the State of Georgia (the “Georgia UCC”));

(ii) all goods, including all equipment and inventory (as such terms are defined in Article 9 of the Georgia UCC);

(iii) all general intangibles, including all payment intangibles and software (as such terms are defined in Article 9 of the Georgia UCC);

(iv) all documents, instruments and chattel paper, including all electronic chattel paper (as such terms are defined in Article 9 of the Georgia UCC);

(v) all investment property, deposit accounts, letter-of-credit rights, supporting obligations, and commercial tort claims (as such terms are defined in Article 9 of the Georgia UCC); and

(vi) all products and proceeds of each of the foregoing (including insurance proceeds), and all books and records with respect to the foregoing.

(b) Each Obligor acknowledges and agrees that all of the foregoing collateral, together with all Collateral under the Loan Agreement and the Security Agreement, secures all of the Secured Obligations and all of the Guaranteed Obligations and that Bank shall have no obligation to release its security interest on any of such collateral until all of such obligations are repaid in full and the Loan Agreement is terminated.

(c) Each Obligor acknowledges and agrees that Bank may file one or more financing statements or similar instruments without the signature of any Obligor in such jurisdictions as Bank deems necessary or appropriate, and that such financing statements or other instruments may describe the collateral as “all assets” or “all personal property” of the applicable Obligor, or words to similar effect.

(d) Each Obligor hereby represents and warrants to Bank that, as of the date of this Amendment, no Obligor has any commercial tort claims (as defined in Article 9 of the Georgia UCC). Each Obligor covenants and agrees that, in the event such Obligor shall acquire any commercial tort claim, such Obligor shall notify Bank thereof and shall execute such documentation reasonably requested by Bank in order to grant to Bank a perfected, first-priority security interest in such commercial tort claim.

(e) Each Obligor covenants and agrees that it shall execute such documentation and take such other actions as Bank may reasonably request in order to cause Bank to have “control”

(as provided for in Article 9 of the Georgia UCC) over such Obligor’s investment property, deposit accounts, letter-of-credit rights and electronic chattel paper.

(f) The breach of any representation, warranty or covenant of any Obligor set forth in this section shall constitute a Default under the Loan Agreement, the Security Agreement and the Guaranty, and shall entitle Bank to exercise its rights and remedies under such documents and the other Loan Documents.

42. Bank hereby directs each Borrower to make, and each Borrower agrees to make, all payments under the Revolving Credit Note to Bank at 600 Peachtree Street, N.E., 5th Floor, Atlanta, Georgia 30308.

43. In consideration of the extension of the credit facility contemplated by the Loan Agreement and this Amendment, Borrowers, jointly and severally, agree to pay to Bank a renewal fee of $60,000 (the “Renewal Fee”) on the date hereof. Borrowers hereby authorize Bank to charge their loan account for the Renewal Fee. Such Renewal Fee shall be fully earned by Bank when due and payable and shall not be subject to refund or rebate. Such Renewal Fee constitutes compensation for services and is not, and shall not be deemed to be, interest or a charge for the use of money.

44. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent:

(a) Bank’s receipt of a fully executed original of this Amendment, in form and substance acceptable to Bank in its discretion;

(b) Bank’s receipt of the Renewal Fee in immediately available funds;

(c) Bank’s receipt of an opinion of in-house legal counsel to each Obligor, opining as to such matters in connection with each Obligor, the Loan Agreement, this Amendment, the Guaranty, the Security Agreement and the other Loan Documents as Bank may reasonably request, such opinion to be satisfactory to Bank in its discretion;

(d) Bank’s satisfaction that Bank has a perfected, first-priority security interest in all of the Collateral contemplated by the Loan Agreement and the Security Agreement, subject only to such other liens or security interests as are specifically contemplated by the Loan Agreement; and

(e) Bank’s receipt of such other agreements, certificates, instruments and other documents as Bank may reasonably request in connection with the Loan Documents and the transactions contemplated thereby, in each case in form and substance reasonably satisfactory to Bank.

45. Each Obligor covenants and agrees that it will (a) use commercially reasonable efforts to cause Bank to receive a duly executed landlord’s waiver from each leased location at which any Collateral is located, (b) within 30 days of the date hereof, cause Bank to receive insurance certificates, loss payee endorsements and similar documents evidencing each Obligor’s compliance with the insurance provisions of the Loan Documents, and (c) promptly following any request of Bank, execute and deliver one or more securities account pledge agreements and/or control agreements, in each case in form and substance satisfactory to Bank in its discretion. Any failure by one or more Obligors to comply with the requirements of this paragraph shall constitute a Default under the Loan Agreement.

46. Each Borrower hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents. Each Guarantor hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Security Agreement and the Guaranty, in each case as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents.

47. Except as expressly set forth herein, the Loan Agreement, the Security Agreement and the Guaranty shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the Obligors party thereto to Bank.

48. In addition to any other fees described in this Amendment, each Borrower jointly and severally agrees to pay on demand all costs and expenses of Bank in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Bank.

49. To induce Bank to enter into this Amendment, each Obligor hereby (a) represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default (or any event which with the giving of notice or passage of time would constitute a Default) under the Loan Agreement, the Security Agreement, the Guaranty or any of the other Loan Documents, and (b) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection in favor of any Obligor against Bank exists arising out of or with respect to the Loan Agreement, the Security Agreement, the Guaranty or any other Loan Document, or any of the Secured Obligations. Without limiting the generality of the foregoing any other provision of this Amendment, each Guarantor acknowledges that, notwithstanding the amendments to the Loan Agreement set forth herein, and after giving effect hereto, the Guaranty remains in full force and effect, as amended hereby.

50. Each Obligor agrees to take such further action as Bank shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

51. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

52. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

53. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

IN WITNESS WHEREOF, Obligors and Bank have caused this Amendment to be duly executed as of the date first above written.

OMEGA PROTEIN CORPORATION

By:
Robert W. Stockton Executive Vice President

OMEGA PROTEIN, INC.

By:
Robert W. Stockton Vice President

OMEGA SHIPYARD, INC.

By:
Robert W. Stockton Vice President

OMEGA INTERNATIONAL DISTRIBUTION COMPANY

By:
Robert W. Stockton Vice President

PROTEIN FINANCE COMPANY

By:
Robert W. Stockton Vice President

PROTEIN OPERATING COMPANY

By:
Robert W. Stockton Vice President

PROTEIN SECURITIES COMPANY

By:
Robert W. Stockton Vice President

PROTEIN (U.S.A.) COMPANY

By:
Robert W. Stockton Vice President

BANK OF AMERICA, N.A.

By:
Name:
Title: